Exhibit 10.57

Lock-up, Registration Rights and Exchange Agreement

LOCK-UP, REGISTRATION RIGHTS AND EXCHANGE AGREEMENT (this “Agreement”), dated as of June 6, 2000, by and between IDT Corporation, a Delaware corporation (the “Company”), and Liberty Media Corporation, a Delaware corporation (the “Investor”).

WHEREAS, the Company and the Investor have entered into a Subscription Agreement, dated as of March 24, 2000 and amended as of May 26, 2000 (the “Subscription Agreement”), pursuant to which the Investor has agreed to purchase, or cause its designee to purchase, and the Company has agreed to sell to Investor or its designee, shares (the “Investor Securities”) of the Common Stock, par value $0.01 per share, of the Company (the “Common Stock”); and

WHEREAS, it is a condition to the consummation of the Subscription Agreement that the Company and Investor enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Definitions. (a) For the purposes of this Agreement:

“Act” means the Securities Act of 1933, as amended.

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with the first such person.

“Class B Common Stock” means the Class B Common Stock, par value $0.01 per share, of the Company to be authorized pursuant to the Charter Amendment referred to in Section 2.13.

“Closing” and “Closing Date” mean the date of the Closing, as such term is defined in the Subscription Agreement.

“Holder” means a holder of Registrable Securities or, unless the context otherwise requires, securities convertible into or exercisable for Registrable Securities.

“Initially Issued Number” means the total number of Investor Securities issued to the Investor at the Closing or, if applicable, the total number of shares of Class B Common Stock issuable in exchange for all of the Investor Securities if all of the initially issued Investor Securities continued to be outstanding immediately prior to the Exchange Date, in each case, as appropriately adjusted for stock splits, stock dividends, reverse stock splits and other similar events affecting the Common Stock or the Class B Common Stock.

“person” means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

“Registrable Securities” means the Investor Securities, or the shares of Class B Common Stock for which the Investor Securities are exchanged in accordance with Section 2.13 (collectively, the “Securities”); provided, however, that such Securities shall cease to be Registrable Securities when and to the extent that (i) such Securities have been sold pursuant to an effective registration statement under the Act, (ii) such Securities have become eligible for resale pursuant to Rule 144(k) of the Act (or any similar provision then in force) or (iii) such Securities have ceased to be outstanding.

(b) Capitalized terms used and not otherwise defined in this Agreement have the meaning ascribed to them in the Subscription Agreement.

Section 2. Registration Rights.

2.1. (a) Registration Upon Demand. At any time on or after the first anniversary of the Closing Date, one or more Holders that in the aggregate beneficially own at least 20% of the Registrable Securities may make a demand that the Company effect the registration of all or part of such Holders’ Registrable Securities (a “Demand Registration”). Upon receipt of a valid request for a Demand Registration, the Company shall promptly, and in any event no later than 15 days after such receipt, notify all other Holders of the making of such demand and shall use its reasonable efforts to register under the Act as expeditiously as may be practicable the Registrable Securities which Holders have requested the Company to register in accordance with this Section 2.1. Notwithstanding the foregoing, the Company shall only be required to effect a registration if the number of Registrable Securities that the Company shall have been requested to register shall, in the aggregate, (i) represent at least 20% of the Initially Issued Number or (ii) represent all of the Registrable Securities then held by all Holders. The Holders shall together have the right to two Demand Registrations pursuant to this Section 2.1(a), provided, however, that no more than one such Demand Registration may be requested in any 12 month period.

(b) Effective Registration Statement. A registration requested pursuant to Section 2.1 (a) hereof shall not be deemed to have been effected (i) if a registration statement with respect thereto has not been declared effective by the Securities and Exchange Commission (“SEC”), (ii) if after it has become effective and prior to the date ninety (90) days after the effective date, such registration is materially interfered with by any stop order, injunction or similar order or requirement of the SEC or other governmental agency or court for any reason not attributable to the fault of any of the Holders, or (iii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of a Holder to perform its obligations under such underwriting agreement.

(c) Piggyback Registration. If the Company proposes to file a registration statement under the Act with respect to an offering of its equity securities for its own account or for the account of another person or entity (other than a registration statement on Form S-4 or S-

8 (or any substitute forms that may be adopted by the Commission)), the Company shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Company as soon as reasonably practicable (but in no event less than 7 business days before the anticipated filing date), undertaking to provide each Holder the opportunity to register on the same terms and conditions such amount of Registrable Securities as such Holder may request (a “Piggyback Registration”). Each Holder will have 5 business days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration (which notice shall not be deemed to be a request for a Demand Registration). If the registration statement is filed on behalf of a person or entity other than the Company, the Company will use its reasonable best efforts to have the Registrable Securities that the Holders wish to sell included in the registration statement. If the Company or the person or entity for whose account such offering is being made shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering.

If the Registrable Securities requested to be included in the Piggyback Registration by any Holder differ from the type of securities proposed to be registered by the Company and the managing underwriter for such offering advises the Company that due to such differences the inclusion of such Registrable Securities would cause a material adverse effect on the price of the offering (a “Material Adverse Effect”), then (x) the number of such Holders’ Registrable Securities to be included in the Piggyback Registration shall be reduced to an amount which, in the opinion of the managing underwriter, would eliminate such Material Adverse Effect or (y) if no such reduction would, in the opinion of the managing underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such Piggyback Registration, provided, that no other securities of such type are included and offered for the account of any other Person in such Piggyback Registration. Any partial reduction in number of Registrable Securities of any Holder to be included in the Piggyback Registration pursuant to clause (x) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder’s requested securities bears to the total number of securities requested to be included in such Piggyback Registration by all persons or entities other than the Company who have the contractual right to request that their securities be included in such registration statement and who have requested that their securities be included. If the Registrable Securities requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing underwriter advises the Company that the inclusion of such Registrable Securities would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Holder, only a portion of the Registrable Securities such Holder has requested be registered equal to the ratio which such Holder’s requested securities bears to the total number of securities requested to be included in such registration statement by all persons or entities (other than any persons or entities initiating such registration request) who have the contractual right to request that their securities be included in such registration statement and who have requested their securities be included. If the Company initiated the registration, then the Company may include all of its securities in such registration statement before any such Holder’s requested securities are included. If another securityholder initiated the registration, then the Company may not include any of its securities in such registration statement unless all Registrable Securities requested to be included in the registration statement by all Holders are included in such registration statement. If as a result of the provisions of this Section 2.1(c) any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such registration statement prior to its effectiveness.

2.2. Blackout Periods for Holders. If the board of directors of the Company determines in good faith that the registration of Registrable Securities pursuant to Section 2.1 (a) hereof (or the use of a registration statement or related prospectus) would be materially detrimental to the Company or its shareholders because such filing would require disclosure of material non-public information or would materially interfere with the Company’s financing plans, and therefore the board of directors determines that it is in the Company’s best interest to defer the filing of the registration statement, and promptly gives the Holders written notice of such determination in the form of a certificate signed by an executive officer of the Company following their request to register any Registrable Securities pursuant to Section 2.1(a), the Company shall be entitled to postpone the filing of the registration statement otherwise required to be prepared and filed by the Company pursuant to Section 2.1 (a) hereof for a reasonable period of time, but not to exceed 60 days (a “Demand Blackout Period”) after the date of such request, provided that the Company’s exercise of its rights under this Section 2.2 (i) shall not result in Demand Blackout Periods for more than 180 days in any 365 day period, (ii) shall not result in Demand Blackout Periods that are separated by less than 45 days and (iii) shall only be effective when and for so long as the officers and directors of the Company and other holders, if any, of registration rights with respect to the Company’s securities are similarly restricted from buying or selling securities of the Company and/or exercising their registration rights, as applicable. The Company shall promptly notify each Holder of the expiration or earlier termination of any Demand Blackout Period.

2.3. Obligations of the Company. Whenever the Company is required to effect the registration of any Registrable Securities under this Section 2, the Company shall, at its expense and as expeditiously as may be practicable:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, use reasonable efforts to keep such registration statement effective for not less than 120 days, unless all Registrable Securities included therein are earlier sold.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of applicable law with respect to the disposition of all of the Registrable Securities covered by such registration statement.

(c) Use its best efforts to qualify such Registrable Securities (i) for listing on the Nasdaq National Market or listing on the New York Stock Exchange, Inc. or (ii) if neither such quotation system or exchange is available for quotation or listing, for listing on a national securities exchange selected by a majority in interest of the Holders of the Registrable Securities being registered.

(d) Furnish to the Holders of Registrable Securities registering such securities such numbers of copies of a prospectus, including a preliminary prospectus (in the event of an underwritten offering), in conformity with the requirements of applicable law, and such other documents as each such Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

(e) Use reasonable efforts to register and qualify the securities covered by such registration statement under state blue sky laws in any U.S. jurisdictions in which such registration and qualification is reasonably requested by any Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions.

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form and substance as agreed to by the Company and the managing underwriter of such offering.

(g) Promptly notify the Holders in writing: (i) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to the registration statement or related prospectus or any written request by the SEC for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectus or any amendment or supplement thereto or the initiation of any proceedings by any person for that purpose, and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification of any Registrable Securities for sale in any jurisdiction or the initiation or overt threat of any proceeding for such purpose.

(h) Notify the Holders in writing on a timely basis, at any time when a prospectus relating to such Registrable Securities is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, each Holder will cease using such prospectus until receipt by the Holders of the copies of such supplemented or amended prospectus. If so requested by the Company, each Holder will deliver to the Company any copies of such prospectus then in its possession (other than one permanent file copy). If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 2.3(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Holders such supplemented or amended prospectus.

(i) Furnish, at the request of any Holder participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as if customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in the registration, addressed to the underwriters, if any, and to the Holders participating in the registration of Registrable Securities and (ii) a “Cold Comfort” letter dated as of such date, from the independent certified public accountants to the underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in the registration, addressed to the board of directors of the Company, to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in the registration of Registrable Securities.

(j) Use reasonable efforts to cause the transfer agent to remove restrictive legends on certificates representing the securities covered by such registration statement, as the Company determines to be appropriate, upon advice of counsel.

(k) Prepare and file with the SEC, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders, is required under the Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders.

(l) Make available for inspection by any Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) such Information has been made generally available to the public, (iii) as necessary to enforce a Holder’s rights under this Agreement or (iv) such Holder of Registrable Securities requiring such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions. Each Holder of Registrable Securities shall be responsible for any breach of the foregoing covenant by any Inspector retained by or on behalf of such Holder. The Holder of Registrable Securities, agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential and the Inspectors shall not disclose such Information until such action is determined.

(m) Provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement.

(n) Cooperate with each selling Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

(o) During the period when the prospectus is required to be delivered under the Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(p) Make generally available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the SEC thereunder.

(q) Provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities.

(r) Use its reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities pursuant to the terms contemplated hereby.

2.4. Furnish Information.

(a) It shall be a condition precedent to the obligation of the Company to include any Registrable Securities of any Holder in a registration statement pursuant to this Section 2 that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, any other securities of the Company held by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Registrable Securities held by such Holder. Any such information shall be provided to the Company within any reasonable time period requested by the Company.

(b) Each Holder shall notify the Company, at any time when a prospectus is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in the applicable registration statement, as then in effect, in each case only with respect to information provided by such Holder, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Such Holder shall immediately upon the happening of any such event cease using such prospectus. Any other Holders shall cease using such prospectus immediately upon receipt of notice from the Company to that effect. If so requested by the Company, each Holder shall promptly return to the

Company any copies of such prospectus in its possession (other than one permanent file copy). The Company shall promptly prepare and furnish to each such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

2.5. Expenses of Registration. The Company shall bear and pay all reasonable expenses incurred in connection with any registration, filing or qualification of Registrable Securities pursuant to this Section 2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, but excluding underwriting discounts and commissions relating to the Registrable Securities. The Company also shall be required to pay and bear the reasonable legal fees of not more than one counsel for the Holders in an amount not to exceed $50,000 in connection with any registration.

2.6. Underwriting Requirements. In connection with any underwritten offering of a Holder’s Registrable Securities, the Company shall not be required under Section 2.3 to register any of such Registrable Securities in connection with such underwritten offering unless the Company consents to the underwriters selected by the Holders participating in the registration (which consent shall not be unreasonably withheld) and the Company shall be required to register Registrable Securities only in such quantity as the lead managing underwriter determines, in its good faith discretion, will not jeopardize the success of the offering by the Company. To the extent that the lead managing underwriter will not permit the registration of all of the Registrable Securities sought to be registered, in the case of a registration pursuant to Section 2.1(a), the Registrable Securities to be included shall be apportioned among the Holders on a pro rata basis (based on the number of Securities proposed to be registered by each); provided, however, that the right of the underwriters to exclude Registrable Securities from the registration and underwriting as described above shall be restricted such that all securities that are not Registrable Securities and all securities that are held by persons who are employees or directors of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. Those Registrable Securities and other securities that are excluded from the underwriting by reason of the managing underwriter’s marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration and shall be withheld from the market by the Holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines necessary to effect the underwritten public offering. No Holder of Registrable Securities shall be entitled to participate in an underwritten offering unless such Holder enters into, and performs its obligations under, one or more underwriting agreements and any related agreements and documents (which may include an escrow agreement and/or a power of attorney with respect to the disposition of the Registrable Securities), in the form that such Holder shall agree to with the lead managing underwriter of the transaction. If any Holder disapproves of the terms of any underwriting, it may elect, prior to the execution of any underwriting agreement, to withdraw therefrom by written notice to the Company and the lead managing underwriter.

2.7. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Act and the 1934 Act and their respective directors, officers, partners, stockholders, members, employees, agents and representatives and each person, if any, who controls such Holder within the meaning of the Act and the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, or liabilities joint or several) to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are based upon or relate to (collectively, a “Violation”) (x) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary or final prospectus contained therein or any amendments or supplements thereto or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (z) any violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law in connection with the offering covered by any registration statement; and the Company will pay to each Indemnified Person any reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in strict conformity with written information furnished by a Holder expressly for use in connection with such registration or is caused by any failure by the Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Act after such prospectus has been timely furnished by the Company.

(b) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, and each person, if any, who controls the Company within the meaning of the Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation is caused by (x) any untrue statement or alleged untrue statement contained in, or by any omission or alleged omission from, information furnished in writing to the Company by the Holder specifically and expressly for use in any such registration statement or prospectus but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof or (y) any failure by the Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Securities Act after such prospectus has been timely filed by the Company. Such Holder will pay any reasonable legal or other expenses incurred by any Indemnified Person pursuant to this Section 2.8(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 2.8(b) exceed the net proceeds from the offering received by such Holder upon its sale of Registrable Securities included in the registration statement.

(c) Promptly after receipt by an Indemnified Person under this Section 2.8 of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided that an Indemnified Person shall have the right to retain separate counsel, and the reasonable fees and expenses of such counsel shall be paid by the indemnifying party if representation of such Indemnified Person by the counsel retained by the indemnifying party would be inappropriate (in the opinion of the Indemnified Person) due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding, provided that the indemnifying party in such event shall not be responsible for the fees of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Persons that may be represented without conflict by one counsel. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the Indemnified Person under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any Indemnified Person otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Person with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such Indemnified Person hereunder, agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Person on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Person shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the

Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation. In no event shall a Holder’s obligation to contribute pursuant to this Section 2.8(d) exceed the net proceeds from the offering received by such Holder upon its sale of Registrable Securities included in the registration statement.

(e) The obligations of the Company and the Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities under a registration statement pursuant to this Section 2.

2.9. Lock-up and Permitted Transfers. At any time prior to the first anniversary of the Closing Date, Investor shall not offer, sell, contract to sell or otherwise dispose of any of the Investor Securities or any interest therein without the written consent of the Company; provided, however, that the Investor without the Company’s consent shall be permitted (a) to transfer all or part of the Investor Securities (i) to the Company, as contemplated by Section 2.12 or otherwise; (ii) to any other member of the Liberty Group (a “Permitted Transferee”) provided that such member agrees with the Company to be bound hereby with the same effect as if it were named herein in lieu of the Investor; and (iii) in any transaction in which holders of Common Stock generally participate or have the opportunity to participate pro rata, including, without limitation, a merger, consolidation or binding share exchange involving the Company or a tender or exchange offer for shares of the Company’s capital stock; and (b) to pledge the Investor Securities to secure bona fide indebtedness, provided that the transferee in the event of foreclosure agrees with the Company to be bound hereby with the same effect as if it were named herein in lieu of the Investor. Without limiting any other remedy that may be available to the Company, failure of the Investor or any Permitted Transferee to comply with the provisions of this Section 2.9 shall result in termination of the Company’s obligations under Section 2.1 of this Agreement with respect to the affected Investor Securities.

2.10. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee of Registrable Securities (other than a competitor of the Company or any of its subsidiaries, except that neither AT&T Corp. nor any of its Affiliates shall be deemed a competitor for this purpose), provided that, in the case of a transfer prior to the first anniversary of the Closing Date, such transferee is a Permitted Transferee; and provided, further, that (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree with the Company in writing to be subject to the terms and conditions of this Agreement to the extent then applicable. No other assignment of the Investor’s or any Holder’s rights hereunder shall be permitted, and the attempted or purported assignment in violation of this provision shall be void.

2.11. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Act, at all times;

(b) File with the SEC, in a timely manner, all reports and other documents required to be filed by the Company under the Act and the 1934 Act; and

(c) So long as a Holder owns any Registrable Securities, furnish such Holder upon request a written statement by the Company as to its compliance with the reporting requirements of SEC Rule 144 or any similar or analogous rule promulgated under the Act, and of the 1934 Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.12 Exchange. (a) The Company shall use its best efforts to ensure that no later than the first anniversary of the Closing Date it shall have complied with its covenant set forth in Section 2.13 and issued, registered, qualified under applicable state securities laws, and caused to be listed or quoted on the applicable of the Nasdaq National Market or The New York Stock Exchange or such other national securities exchange or national securities association as is the then principal market on which the Common Stock is listed or quoted, an aggregate number of shares of Class B Common Stock at least equal to the number of shares of Common Stock then listed or quoted on such market (“Equivalent Float”). The date as of which the Equivalent Float is first achieved is referred to as the “Trigger Date”. The Company shall notify the Investor of the Trigger Date promptly and in any event within 2 business days after its occurrence.

(b) The Investor Securities shall be exchanged for shares of Class B Common Stock at the Exchange Rate (as defined below) effective immediately prior to the close of business on the trading day (the “Automatic Exchange Date”) immediately following the expiration of the period of 60 consecutive trading days commencing with the Trigger Date, provided that such exchange shall not be effected unless the Trigger Date occurs on or prior to the first anniversary of the Closing. At any time following the first anniversary of the Closing, but subject to the Trigger Date having occurred and not earlier than the 30th trading day following the Trigger Date, the Investor may deliver a written notice to the Company requesting it to exchange its Investor Securities for shares of Class B Common Stock at the Exchange Rate, in which event such exchange shall be effected immediately prior to the close of business on the trading day (the “Elective Exchange Date”, and together with the Automatic Exchange Date if the Trigger Date occurs prior to the first anniversary of the Closing, the “Exchange Date”) immediately following the expiration of the period of 30 consecutive trading days commencing with the trading day on which such notice from the Investor is given to the Company.

(c) On the Exchange Date or as soon as possible thereafter, the Investor shall surrender the certificate or certificates for the Investor Securities, duly endorsed or assigned to the Company or in blank, at the Company’s address for notices as specified in Section 3.5. The Investor Securities shall be deemed to have been exchanged immediately prior to the close of business on the Exchange Date in accordance with the foregoing provisions, and the person or persons entitled to receive the Class B Common Stock issuable upon such exchange shall be treated for all purposes as the recordholder or holders of such Class B Common Stock at such time.

(d) As promptly as practicable on or after the Exchange Date, the Company shall issue and deliver at such office a certificate or certificates for the number of full shares of

Class B Common Stock issuable upon such exchange based on the Exchange Rate, as defined below, together with a cash payment in lieu of any fraction of a share of Class B Common Stock (based on the same fraction of the price determined pursuant to clause (y) of the definition of Exchange Rate below), to the person or persons entitled to receive the same.

The “Exchange Rate” shall be the number of shares of Class B Common Stock to be delivered in exchange for each share of Common Stock surrendered by the Investor. The Exchange Rate shall be equal to the number obtained by dividing (x) the Average Market Price per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately preceding the Exchange Date by (y) the Average Market Price per share of Class B Common Stock for the 30 consecutive trading days ending on the trading day immediately preceding the Exchange Date. “Average Market Price” of a share of Common Stock or Class B Common Stock, as applicable, means the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of the applicable security on the principal market on which shares of the applicable security are then listed or quoted (whether the Nasdaq National Market, The New York Stock Exchange or another national securities exchange or association) as reported by Bloomberg Financial Markets (or such other source as the Investor and the Company shall agree) for the relevant 30 trading day period.

(e) The Company shall not declare a dividend or make a distribution on, or reclassify, subdivide or combine, the Class B Common Stock or the Common Stock or take any other action with respect to the Class B Common Stock or the Common Stock of the kind that would typically require an adjustment to the conversion price or conversion rate of a convertible security, if the “ex” date, record date, payment date or effective date for such event would occur during the period during which the Exchange Rate is established, and will not effect repurchases of Class B Common Stock or Common Stock in the market, or announce its intention to effect repurchases of any such securities, during such period. The Investor will not effect market purchases of the Common Stock or Class B Common Stock during the period the Exchange Rate is established, provided, in the case of the period related to the Automatic Exchange Date, that it has been notified of the occurrence of the Trigger Date.

2.13 Amendment to Restated Certificate of Incorporation. As soon as practicable after the execution of this Agreement, the Company and its Board of Directors shall:

(a) Take all action necessary in accordance with applicable law, the Company’s Restated Certificate of Incorporation and the Company’s By-laws to obtain the requisite approval of the Company’s stockholders for the adoption of the Certificate of Amendment to the Company’s Restated Certificate of Incorporation (the “Charter Amendment”), in the form annexed hereto as Exhibit A, which shall be authorized by the Board of Directors to, among other things, establish the terms of the Class B Common Stock; and

(b) File the Charter Amendment with the Secretary of State of the State of Delaware.

Section 3. Miscellaneous.

3.1 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Nothing contained herein shall be construed as permitting any transfer of any securities of the Company in violation of any applicable law or agreement.

3.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The Investor and the Company hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The Investor and the Company irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

3.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

3.4 Captions and Headings. The captions and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. Unless otherwise provided, any notice or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon (i) personal or facsimile delivery to the party to be notified, (ii) one business day after deposit with an internationally recognized courier service, delivery fees prepaid, or (iii) three business days after deposit with the U.S. mail, return-receipt requested, postage prepaid, and in each case, addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided that any notice of change of address shall be deemed effective only upon receipt.

If to the Company:

IDT Corporation
520 Broad Street
Newark, New Jersey 07102
Attn: Hal Brecher
Fax: (201) 928-2885

with a copy to:

Sullivan & Cromwell
125 Broad Street
New York, New York 10004
Attn: Robert S. Risoleo
Fax: (212) 558-1600

If to the Investor:

Liberty Media Corporation
9197 South Peoria Street
Englewood, Colorado 80112
Attn: Legal Department
Telephone: (720) 875-5400
Fax: (720) 875-5382

with a copy to:

Baker Botts L.L.P.
599 Lexington Avenue
New York, New York 10022
Attn: Elizabeth M. Markowski
Telephone: (212) 705-5000
Fax: (212) 705-5125

3.6 Amendments and Waivers. The provisions of Sections 2.9, 2.12 and 2.13 of this Agreement and the provisions of this sentence may be amended, and the observance of any such provision may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Company and the Investor. The remaining provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained written consent of Holders owning in the aggregate at least S 1 of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

3.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.8 Entire Agreement. This Agreement (together with the agreements referenced herein) contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the matters contemplated hereby, other than those set forth herein or made hereunder.

3.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 3.9 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

[Signatures on the following page.]

IN WITNESS WHEREOF, the parties have executed this Lock-up, Registration Rights and Exchange Agreement as of the date first above written.

IDT CORPORATION

By:
Name: Title:

LIBERTY MEDIA CORPORATION

By:	/s/ Charles Y. Tanabe
Name: Charles Y. Tanabe Title: Senior Vice President

IN WITNESS WHEREOF, the parties have executed this Lock-up, Registration Rights and Exchange Agreement as of the date first above written.

IDT CORPORATION

By:	/s/ Howard Jonas
Name: Howard S. Janas Title: Chief Executive Officer

LIBERTY MEDIA CORPORATION

By:
Name: Title:

EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT TO RESTATED CERTIFICATE
OF INCORPORATION OF IDT CORPORATION

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF IDT CORPORATION

(pursuant to Section 242 of the Delaware General Corporation Law)

IDT Corporation, a Delaware corporation, hereby certifies as follows:

1. The name of the corporation is IDT Corporation (hereinafter the “Corporation”).

2. The Corporation’s Certificate of Incorporation was initially filed with the Secretary of State of the State of Delaware on December 22, 1995 and a Restated Certificate of Incorporation was filed on February 7, 1996.

3. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the preamble of Article Fourth thereof and replacing it with the following:

“FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is two hundred and forty five million (245,000,000) shares, consisting of (a) 100,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), (b) 35,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Stock”), (c) 100,000,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Stock”, and collectively, such Common Stock, Class A Stock and Class B Stock are referred to herein as the “Common Shares”), and (d) 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).”

4. The Restated Certificate of Incorporation of the Corporation is hereby further amended by deleting Sections 1(h), 2(a), 2(b), 2(c), 2(d), 2(e)(6) and 2(f) of Article Fourth and replacing them with the following:

“1. Preferred Stock

(h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payments of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock, the Class A Stock, the Class B Stock or shares of stock of any other class or any other series of this class;”

“2. Common Stock, Class A Stock and Class B Stock

(a) General. Except as hereinafter expressly set forth in Section 2, and subject to the rights and preferences of the holders of Preferred Stock at any time outstanding, the Class A Stock, Class B Stock and the Common Stock, all of which are classes of common stock, shall have the same rights and privileges and shall rank equally, share ratably and be identical in respects as to all matters, including rights in liquidation.

(b) Voting Rights. Except as otherwise provided in this Restated Certificate of Incorporation or as expressly provided by law, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the Common Shares have exclusive voting rights on all matters requiring a vote of the Corporation.

The holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation. The holders of Class A Stock shall be entitled to three votes per share on all matters to be voted on by the stockholders of the Corporation. The holders of Class B Stock shall entitled to one-tenth (1/10) of a vote per share on all matters to be voted on by the stockholders of the Corporation.

Except as otherwise provided in this Restated Certificate of Incorporation or as required by law, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of shares of Class A Stock, the holders of shares of Class B Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) (1) Dividends and Distributions. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation, as it may be amended from time to time, holders of Class A Stock, holders of Class B Stock and holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, in property or in shares of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided. however, that no cash, property or share dividend or distribution may be declared or paid on the outstanding shares of any of the Class A Stock, the Class B Stock or the Common Stock unless an identical per share dividend or distribution is simultaneously declared and paid on the outstanding shares of the other classes of common stock; provided, further. however, that a dividend of shares may be declared and paid in Class A Stock to holders of Class A Stock, in Class B Stock to holders of Class B Stock and in Common Stock to holders of Common Stock if the number of shares paid per share to holders of Class A Stock, to holders of Class B Stock and to holders of Common Stock shall be the same. If the Corporation shall in any manner subdivide, combine or reclassify the outstanding shares of Class A Stock, Class B Stock or Common Stock, the outstanding shares of the other classes of common stock shall be subdivided, combined or reclassified proportionately in the same manner and on the same basis as the outstanding shares of Class A Stock, Class B Stock or Common Stock, as the case may be, have been subdivided, combined or reclassified.

(2) Consideration in Merger and Similar Transactions. The Corporation shall not be a party to a merger, consolidation, binding share exchange, recapitalization, reclassification or similar transaction (whether or not the Corporation is the surviving or resulting entity) (an “Extraordinary Transaction”), unless the per share consideration, if any, that the holders of Common Stock and Class B Stock receive in connection with such Extraordinary Transaction or are entitled to elect to receive in such Extraordinary Transaction is the same as the per share consideration that the holders of the other of such classes of common stock are entitled to receive or elect to receive in connection with the Extraordinary Transaction.

(d) Optional Conversion.

(1) The shares of Common Stock and Class B Stock are not convertible into or exchangeable for shares of Class A Stock.

(2) Each share of Class A Stock may be converted, at any time and at the option of the holder thereof, into one fully paid and nonassessable share of Common Stock.

(3) Each share of Class B Stock may be converted, at any time and at the option of the Corporation, into one fully paid nonassessable share of Common Stock provided that all shares of Class B Stock are so converted.”

“(e) Mandatory Conversion.

(6) This Section 2(e) may not be amended without the affirmative vote of holders of the majority of the shares of the Class A Stock, the affirmative vote of holders of the majority of the shares of the Class B Stock and the affirmative vote of holders of the majority of the shares of the Common Stock, each voting separately as a class.”

“(f) Conversion Procedures.

(1) Each conversion of shares pursuant to Section 2(d) hereof will be effected by the surrender of the certificate or certificates, duly endorsed, representing the shares to be converted at the principal office of the transfer agent of the Class A Stock, in the case of conversion pursuant to Section 2(d)(2), or of the Class B Stock, in the case of conversion pursuant to Section 2(d)(3), at any time during normal business hours, together with a written notice by the holder stating the number of shares that such holder desires to convert and the names or name in which he wishes the certificate or certificates for the Common Stock to be issued. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered, and at such time, the rights of any such holder with respect to the converted shares of such holder will cease and the person or persons in whose name or names the certificate or certificates for shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of such shares represented thereby.

Promptly after such surrender, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates for the Common Stock issuable upon such conversion and a certificate representing any Class A Stock, in the case of conversion pursuant to Section 2(d)(2) which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion, but which was not converted.

(2) The issuance of certificates upon conversion of shares pursuant to Section 2(d) hereto will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer tax) in respect thereof or other costs incurred by the Corporation in connection therewith.

(3) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of the Class A Stock and the Class B Stock, such number of shares of Common Stock as may be issued upon conversion of all outstanding Class A Stock and the Class B Stock.

(4) Shares of the Class A Stock and Class B Stock surrendered for conversion as above provided or otherwise acquired by the Corporation shall be cancelled according to law and shall not be reissued.

(5) All shares of Common Stock which may be issued upon conversion of shares of Class A Stock and Class B Stock will, upon issue, be fully paid and nonassessable.”

5. The Restated Certificate of Incorporation of the Corporation is hereby further amended by deleting the first sentence to Article Fifth and replacing it with the following:

“FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3) and not. more than seventeen (17) directors, the .exact number of which shall be fixed from time to time by the Board of Directors.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf this              day of             , 2000.

IDT CORPORATION

By:
Name: Title:

24